INVESTOR PRESENTATION | February 2026 Celebrating 70 years of making recreation and transportation better. NYSE: LCII

Forward Looking Statements This presentation contains certain “forward-looking statements” with respect to our financial condition, results of operations, profitability, margin growth, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company’s common stock, the impact of legal proceedings, and other matters. Statements in this presentation that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties. Forward-looking statements, including, without limitation, those relating to the Company's production levels, future business prospects, net sales, revenue, expenses and income (loss), margins, capital expenditures, tax rate, cash flow, financial condition, liquidity, covenant compliance, growth strategy, retail and wholesale demand and shipments, run rates, integration of acquisitions, planned divestitures and facility consolidations, R&D investments, commodity prices and industry trends, whenever they occur in this presentation are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this presentation, the impacts of costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, future pandemics, geopolitical tensions, armed conflicts, or natural disasters on the global economy and on the Company's customers, suppliers, team members, business and cash flows, pricing pressures due to domestic and foreign competition, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, team member benefits, team member retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, other operational and financial risks related to conducting business internationally, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices and availability, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in the Company’s subsequent filings with the Securities and Exchange Commission, including the Company's Quarterly Reports on Form 10-Q. Readers of this presentation are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law. This presentation includes certain non-GAAP financial measures, such as EBITDA, adjusted EBITDA, adjusted net income, adjusted net income per diluted share, net debt to adjusted EBITDA leverage, pre-tax return on invested capital, free cash flow, and free cash flow conversion. These non-GAAP financial measures should not be considered a substitute for the comparable GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure are included in the Appendix to this presentation. This presentation also includes certain forward-looking non-GAAP financial measures, such as forward-looking targets for adjusted diluted EPS. The Company is unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because the Company is unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results.

Global Leader Supplying the RV, Outdoor Recreation, Transportation, Housing, and Related Aftermarkets

High-spec manufacturer of key components serving the RV, Transportation, Marine, Housing, and Aftermarket (RV, Marine, Auto) end markets.

Transformed from a primarily RV-focused supplier into a broad portfolio of high-quality businesses with strong margins and long-term growth opportunities across multiple end markets.

Overarching strategy is to continue winning in OEM markets, using this foundation to further expand into aftermarket repair, replacement, and upgrades.

Will compound value by further penetrating newer end-markets using many core manufacturing capabilities, relentless innovation and disciplined, accretive M&A.

$4.1B
Net Sales

$408M
Adjusted EBITDA[1]

$331M
Operating Cash Flow

12,300
Team Members

100+ Facilities
Located Throughout North America & Europe



Note: Data as of and for the year ended December 31, 2025

[1] Additional information regarding adjusted EBITDA, and a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, is provided in the Appendix.

LIPPERT
LCI Industries | 2026 Investor Presentation 3

2025 Revenue Positioned Across Five Markets



Building on 70 years of growth

Revenue % by End Market



RV
$1.9B | 47%

- 5th Wheels
- Travel Trailers
- Motorhomes



TRANSPORTATION
$771M | 19%

- Power Sports
- School Buses
- Shuttle Buses
- Construction
- City Buses
- Cargo and Utility Trailers



MARINE
$291M | 7%

- Pontoon Boats
- Power Boats
- Fishing Boats
- Cruising Yachts
- Sailboats



HOUSING
$184M | 4%

- Manufactured Housing
- Park Models
- Modular Homes
- Commercial Offices
- Residential Housing
- Restroom Trailers



AFTERMARKET
$932M | 23%

- Auto/Truck Accessories
- RV Service Parts and Upgrade Accessories
- Marine Service Parts and Upgrade Accessories

Revenue Composition

47% RV OEM

Chassis, windows, doors, furniture, axles and suspensions, slide-out mechanisms, leveling systems, appliances, awnings, and more.

30% Diversified OEM Markets — Transportation, Marine, and Housing

Windows, seats, climate control systems, and more to end markets such as buses, utility trailers, equestrian trailers, side-by-sides, off-road and marine vehicles, and many other products.

23% Aftermarket — RV, Marine, and Auto

Parts for repairs, replacement, upgrade, and upfit, along with a significant volume of hitch and towing products.

LIPPERT
LCI Industries | 2026 Investor Presentation 4

Competitive Moat Driving Market Share Gains Further Margin Expansion Initiatives Underway Multifaceted Growth Opportunities Strong Cash Flow Conversion and Robust Balance Sheet Shareholder-Focused Capital Allocation, Accretive M&A, and Insider Alignment Significantly Enhanced Operational Structure Over Past Three Years Investment Highlights Proven Expertise Driving Outsized Industry Growth — 11% CAGR over Past Decade 5LC I Industries | 2026 Investor Presentation Revenue Growth from $1.4B - $4.1B 2015-2025

Metal Fabrication & Welding Small Batch Manufacturing with Scale Benefits Design/Engineering Expertise for Complex Solutions SKU Complex, Customized, Non- Commoditized Products Across Targeted End Markets Create an Unmatched Product Ecosystem Enable Solutions to Complex Customer Needs Deep Manufacturing & Engineering Competencies Chassis & Suspension Systems Furniture Solutions Window & Glass Solutions Appliance & Kitchen Solutions Truck & Towing Accessories Doors, Steps & Awnings Leveling, Stabilization & Slide-Outs Recreational Vehicles Transportation Marine Housing Aftermarket Glass Fabrication Furniture Manufacturing Electronics Lamination Power & Motion Systems E-Coating and Powder Coating Plastics Forming Appliances How Lippert Wins – Poised to Outperform 6LC I Industries | 2026 Investor Presentation

Multifaceted Growth Opportunities RV & Marine Cyclical Recovery Both markets are emerging from troughs. We are positioned for meaningful revenue increase due to installed content, installed innovation, and strong OEM relationships. At approximately $5,670 in content per towable RV unit, Lippert estimates it can gain over $56 million in additional revenue for every 10,000 units the industry grows by. Average incremental margins at trough are 25% and grow with volume. Innovation Machine Growing Content Expecting continued growth from our newly launched RV innovations with a $225 million annual run rate (as of February 2026) and growing. Lippert has grown its content in RVs over 67% since 2020. Growing Market Share Across Our End Markets Broad product lineups, bundling opportunities, innovative products continuously being introduced, as well as our decades-long deep customer relationships give us a competitive edge over our smaller competitors. Additionally, we are among the largest suppliers in nearly every market we serve, allowing us to be well-positioned for strategic acquisition opportunities. RV Aftermarket Tailwind Lippert has put $20 billion in replaceable parts into OEM products over the years. There are nearly two million RVs that are entering the repair and replacement cycle (every 3-5 years) over the next 1-2 years. Dealers and consumers depend on our aftermarket repair parts and services to repair and replace all the complex products we build that wear and tear with RV and boat use over time. Cross-Selling Opportunities We develop strong, longstanding customer relationships through the initial placement of Lippert products in units. Through strategic acquisitions, we expand our product lines to Lippert's loyal customer base. It’s easier to get placement of our many other products and innovate new products with these customers. Ongoing M&A Flywheel Lippert’s disciplined approach to acquisitions has helped drive revenue growth from $269 million in 2001 to $4.1 billion in 2025. The focus is primarily on acquiring “smaller” ($20-$150 million in revenues) businesses that are accretive to earnings, give Lippert new products and people, and help grow our key end markets in RV, Transportation, Marine, Housing, and Aftermarket. Proven expertise driving outsized industry growth 7LC I Industries | 2026 Investor Presentation

Competitive Moat Driving Market Shares Gains



Success and share gains are driven by scale, expertise, and people



SCALE AND MARKET LEADER ADVANTAGES

Product Breadth
Diversified portfolio is an advantage as most customers are willing to put more business with trusted partners.

Customer Proximity
Elkhart County stands at the heart of RV, bus, and boat manufacturing. Across 40 factories and more than 7,000 team members and leaders locally, we operate side by side with our customers — creating stronger partnerships and lasting collaboration.

Customer Service
Handling over 1 million customer interactions annually through an experienced team of service agents.

Acquisitive DNA
Proven expertise with 70+ acquisitions over two decades to expand footprint and product offerings.

Low-Cost Manufacturer
Significant purchasing advantage due to our size and scale. We are one of the larger consumers of steel, glass and aluminum commodities in the country.



AUTOMATED AND LEAN MANUFACTURING CAPABILITIES

Manufacturer of Critical Products
We make critical parts and system solutions for OEM and Aftermarket customers.

Flexibility & Agility
We have the ability to mass produce SKU complex product offerings with little lead time if required. We can quickly scale or consolidate our facilities.

Manufacturing Leaders
We've been in some of our industries for 30-70 years. We believe we have the best manufacturing leaders and people in the country and have a long history of retaining them over time.

Automation Capabilities
We've made substantial investments in automation to increase speed, efficiency, safety, and quality.



PEOPLE AND CULTURE

Master Innovators
Our experienced RV team is the "go-to" for developing new ideas for our customers in all our end markets, especially RV and marine.

Very Strong Customer Relationships
We have built long-term relationships with our customers, spanning 15 to 30 years, supported by our close geographic proximity. Our customers especially value the way we care for and support their consumers and dealer networks.

Strong Culture
We have an effective culture that drives retention. Retention drives efficiency, quality innovation and safety.

Best-in-Class Leadership
Our CEO has been with the company for 30 years, and our top 20 executives have an average tenure of more than 15 years. Together, they have successfully navigated multiple industry cycles. Our leadership team is highly respected across our industries and end markets.

Best-in-Class Team
Team members who demonstrate resiliency and determination.

LIPPERT

LCI Industries | 2026 Investor Presentation 8

• Focus M&A efforts on RV, Transportation, Marine, and Aftermarket sectors • Target deals with $20-100M in revenue, at adjusted EBITDA multiples typically in the range of 4-6x • Diversify the business • Increase earnings power • Pursue deals that are immediately accretive to margins • Strengthen the competitive moat Growth & Building Momentum Through M&A 9LC I Industries | 2026 Investor Presentation

$6,000,000 $5,000,000 $4,000,000 $3,000,000 $2,000,000 $1,000,000 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Enter the Marine Aftermarket Enter the Automotive Aftermarket Enter the European Caravanning Market RV Aftermarket Transportation Marine Building Products Successful History of Accretive Acquisitions 10LC I Industries | 2026 Investor Presentation

$1.9B 2025 Sales 430.3K 2020 Total North American Wholesale Unit Shipments $1.5B 2020 Sales 342.2K 2025 Total North American Wholesale Unit Shipments TAM unlocks significant share capture opportunity in 2026 and beyond RV Market (2020–2025) +31% Growth Over Period RV OEM Market 11LC I Industries | 2026 Investor Presentation $3B Total Addressable Market for Existing Products

First YoY retail growth in 40 months in 4Q24 RV Industry Showing Signs of Recovery Dealer inventories at or near historic lows Many dealers reported profitability in 2025 Shift to experiences driving demand Secular Tailwinds Accelerating Growth Remote work enabling more travel Broader travel rebound underway Work-camping trends 0 100 200 300 400 500 600 700 RV Shipments 102% 97% 52% 204% 48% 19 80 19 84 19 91 19 99 20 01 20 06 20 09 20 17 20 19 20 21 (0 00 s) TBD? 20 23 Since 1980, the RV market has rebounded by an average of 101% over the 4-8 years following a shipment downturn Well Positioned to Capitalize on Anticipated Strong RV Recovery 12LC I Industries | 2026 Investor Presentation

65K 2025 City, Shuttle, and School Bus Production $349M 2020 Sales 500K+ Utility and Cargo Trailers Produced Annually +121% Growth Over Period Transportation Market (2020–2025) $771M 2025 Sales TAM unlocks significant share capture opportunity in 2026 and beyond Transportation OEM 13LC I Industries | 2026 Investor Presentation $1.7B Total Addressable Market for Existing Products

$200M 2020 Sales +45% Growth Over Period Marine Market (2020–2025) $291M 2025 Sales TAM unlocks significant share capture opportunity in 2026 and beyond Marine OEM Marine OEM 14LC I Industries | 2026 Investor Presentation $0.6B Total Addressable Market for Existing Products

$139M 2020 Sales +32% Growth Over Period Housing Market (2020–2025) $184M 2025 Sales TAM unlocks significant share capture opportunity in 2026 and beyond Housing OEM 15LC I Industries | 2026 Investor Presentation $1B Total Addressable Market for Existing Products

13M RVs in Use $628M 2020 Sales 907K 2025 CURT Hitches Sold +48% Growth Over Period Aftermarket (2020–2025) $932M 2025 Sales TAM unlocks significant share capture opportunity in 2026 and beyond Automotive, RV, and Marine Aftermarkets 16LC I Industries | 2026 Investor Presentation $7.4B Total Addressable Market for Existing Products

Operating Margin: 3.3% • Lower material & freight costs • Aftermarket mix impact • Lower warranty costs • Facility consolidation • Overhead & G&A reductions • Higher volumes* • Improving mix • Aftermarket gains • 85bps of overhead and G&A reductions in 2025; continued focus in 2026 • Facility consolidations (5 in 2025; 8-10 in 2026) • Divestitures of low-margin businesses • Continued automation • Operational efficiencies and fixed cost improvements 2023 5.8% 2024 6.8% 2025 7.5-8% 2026 10% Target Steady State * 25% incremental margin projected on higher volumes, as compared to baseline comparative period volume. Optimized operations expected to boost profitability Further Margin Expansion Initiatives Underway 17LC I Industries | 2026 Investor Presentation

* Additional information regarding Adjusted Diluted EPS, and reconciliations of this non-GAAP financial measure to the most directly comparable GAAP financial measure, is provided in the Appendix. $3 .8 $3 .7 $4 .1 2023 2024 2025 Sales $2 .5 2 $5 .6 0 $7 .4 6 2023 2024 2025 Adjusted Diluted EPS* Bi lli on s 3. 3% 5. 8% 6. 8% 2023 2024 2025 Operating Margin Financial Momentum Heading into 2026 18LC I Industries | 2026 Investor Presentation

M ill io ns 5. 3% 10 .4% 13 .5% 2023 2024 2025 ROIC* $2 55 $3 44 $4 08 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 2023 2024 2025 Adjusted EBITDA* $4 65 $3 28 $2 78 182% 95% 68% 0% 20% 40% 60% 80% 100% 120% 140% 160% 180% 200% $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 2023 2024 2025 Free Cash Flow & Conversion* Free Cash Flow Conversion M ill io ns * Additional information regarding ROIC, Adjusted EBITDA, Free Cash Flow, and Free Cash Flow Conversion, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, is provided in the Appendix. Financial Momentum Heading into 2026 19LC I Industries | 2026 Investor Presentation

Fueling disciplined capital deployment & shareholder returns Strong Balance Sheet and Cash Flow Balance Sheet Strength • Strong year-end cash position of $223 million supporting liquidity and resilience • Net debt to adjusted EBITDA of 1.8x*, reflecting disciplined leverage management • Successful refinancing extends key debt maturities from 2026 to 2030-2032 • No meaningful maturities until 2030 Consistent Cash Generation • Robust operating cash flow with ~90% historical conversion • Strong cash generation reinforces balance sheet capacity and strategic flexibility 20LC I Industries | 2026 Investor Presentation * Additional information regarding net debt to adjusted EBITDA and a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in the Appendix.

1. Reinvest for Growth • Continue reinvesting in innovation and operation capabilities • Pursue disciplined, strategic acquisitions that expand presence in our markets 2. Maintain a Strong Balance Sheet • Preserve financial flexibility through disciplined leverage • Support long-term resilience and strategic optionality 3. Opportunistic and Accretive M&A • Substantial track record of successful acquisitions 4. Return Capital to Shareholders • Paid $4.60 per share in dividends in 2025 • Repurchased $129 million worth of shares in 2025 $103 $106 $110 $114 $108 $26 $20 $113 $131 $62 $42 $53 $24 $129 2022 2023 2024 2025 Capital Deployment (2022-2025) Dividends Acquisitions CapEx Share Repurchases M ill io ns Strategic Capital Deployment Delivering Strong Shareholder Returns Significant increase in capital returned to shareholders in 2025, reflecting strong cash generation and a commitment to shareholders Strategic Capital Deployment Delivering Strong Shareholder Returns 21LC I Industries | 2026 Investor Presentation

Experienced Leadership Driving Long-Term Growth


Jason Lippert
President & Chief Executive Officer
30+ Years


Ryan Smith
Group President of North America
19+ Years


Jamie Schnur
Group President of Aftermarket
29+ Years


Lillian Etzkorn
EVP & CFO
2+ Years


Scott Meiner
Chief Supply Chain Officer
28+ Years


Andrew Mock
SVP of Sales RV
11+ Years


Andrew Pocock
EVP of Building & Transportation Products
21+ Years


Kelly Stanley
EVP & Co-CLO
5+ Years


Hilary Johnson
EVP & Co-CLO
7+ Years

15+ Years
Average Senior Leadership Tenure

30+ Years
Experience Across Economic Cycles

Deep Local Leadership
Decentralized Teams, Centralized Strategy

Long-standing internal leadership

Proven balance of stability and innovation

Industry veterans with deep supplier relationships

LIPPERT
LCI Industries | 2026 Investor Presentation 22

2026 Estimate RV Wholesales 335,000 – 350,000 Transportation Industry flat; Lippert growth from 2025 acquisitions Marine Industry flat to up low single digits Housing Industry up low single digits Aftermarket Mid-single digit growth Market Outlook 2025 Actual 2026 Estimate Revenue $4.1 Billion $4.2 – $4.3B Operating Margin 6.8% 7.5% – 8% Adjusted Diluted EPS* $7.46 $8.25 – $9.25 Financial Guidance Growth Drivers Margin Expansion • Drive structural cost improvements through 8-10 facility consolidations (after 5 in 2025) • Exploring divestiture opportunities in 2026 of approximately $75 million of revenues that are dilutive to the business • Continued focus on operating efficiencies Maintain Balanced Capital Allocation • Invest in the business through organic and inorganic growth • Return capital to shareholders • Maintain strong balance sheet • Expanding presence in multiple end markets • Higher-end consumer strength a tailwind • Increasing content per unit — supported by recently introduced innovative products 2026 Outlook * Additional information regarding Adjusted Diluted EPS, and reconciliations of this non-GAAP financial measure to the most directly comparable GAAP financial measure, is provided in the Appendix. 23LC I Industries | 2026 Investor Presentation

Competitive Moat Driving Market Share Gains Further Margin Expansion Initiatives Underway Multifaceted Growth Opportunities Strong Cash Flow Conversion and Robust Balance Sheet Shareholder-Focused Capital Allocation, Accretive M&A, and Insider Alignment Significantly Enhanced Operational Structure Over Past Three Years Investment Highlights Proven Expertise Driving Outsized Industry Growth — 11% CAGR over Past Decade Revenue Growth from $1.4B - $4.1B 2015-2025 24LC I Industries | 2026 Investor Presentation

APPENDIX

Appendix 26 ($ in millions except per share data) 2019 2020 2021 2022 2023 2024 2025 Net Sales $ 2,371 $ 2,796 $ 4,473 $ 5,207 $ 3,785 $ 3,741 $ 4,122 Operating Profit $ 200 $ 223 $ 398 $ 553 $ 123 $ 218 $ 280 % of Sales 8.4% 8.0% 8.9% 10.6% 3.3% 5.8% 6.8% Net Income $ 147 $ 158 $ 288 $ 395 $ 64 $ 143 $ 188 Diluted EPS $ 5.84 $ 6.27 $ 11.32 $ 15.48 $ 2.52 $ 5.60 $ 7.57 Cash Dividends (per share) $ 2.55 $ 2.80 $ 3.45 $ 4.05 $ 4.20 $ 4.30 $ 4.60 Income Statement Information

Appendix 27 ($ in millions) 2019 2020 2021 2022 2023 2024 2025 Cash & Cash Equivalents $ 35 $ 52 $ 63 $ 47 $ 66 $ 166 $ 223 Accounts Receivable 200 269 320 214 215 200 243 Inventory 394 494 1,096 1,030 768 737 809 Other Assets 1,234 1,483 1,809 1,956 1,910 1,792 1,901 Total Assets $ 1,863 $ 2,298 $ 3,288 $ 3,247 $ 2,959 $ 2,895 $ 3,176 Accounts Payable $ 99 $ 185 $ 282 $ 144 $ 184 $ 188 $ 202 Total Debt 631 738 1,303 1,119 847 757 945 Other Liabilities 332 467 610 603 573 563 668 Total Liabilities $ 1,062 $ 1,390 $ 2,195 $ 1,866 $ 1,604 $ 1,508 $ 1,815 Total Equity $ 801 $ 908 $ 1,093 $ 1,381 $ 1,355 $ 1,387 $ 1,361 Balance Sheet Information

Appendix

Reconciliation of Non-GAAP Measures

EBITDA & ADJUSTED EBITDA

($ in thousands)	Twelve Months Ended December 31, 2025	2024	2023
Net income	$ 188,250	$ 142,867	$ 64,195
Interest expense, net	35,710	28,899	40,424
Provision for income taxes	66,819	46,471	18,809
Depreciation and amortization	121,231	125,693	131,768
EBITDA	412,010	343,930	255,196
Loss on extinguishment of debt	8,859	—	—
Gain on sale of real estate	(19,716)	—	—
Restructuring costs	3,900	—	—
Executive separation costs	3,193	—	—
Adjusted EBITDA	$ 408,246	$ 343,930	$ 255,196

FREE CASH FLOW CONVERSION

($ in thousands)	Twelve Months Ended December 31, 2025	2024	2023
Cash flows provided by operating activities	$ 330,976	$ 370,284	$ 527,229
Capital expenditures	(52,644)	(42,333)	(62,209)
Free cash flow	$ 278,332	$ 327,951	$ 465,020
Operating Cash Flow Conversion (Cash flows provided by operating activities divided by net income)	176%	259%	821%
Free Cash Flow Conversion (Free cash flow divided by EBITDA)	68%	95%	182%

NET DEBT/ADJUSTED EBITDA (TTM)

	12/31/2025	12/31/2024	12/31/2023
Total debt	$ 945,185	$ 757,253	$ 847,423
Less cash and cash equivalents	222,615	165,756	66,157
Net debt	$ 722,570	$ 591,497	$ 781,266
Total Debt/Net Income (TTM)	5.0 x	5.3 x	13.2 x
Net Debt/Adjusted EBITDA (TTM)	1.8 x	1.7 x	3.1 x

EBITDA, adjusted EBITDA, free cash flow, and free cash flow conversion are non-GAAP performance measures included to illustrate and improve comparability of the Company's results from period to period. EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA, adjusted for loss on extinguishment of debt, gain on sale of real estate, restructuring costs, and executive separation costs. Free cash flow is defined as net cash flows provided by operating activities less capital expenditures. Free cash flow conversion is defined as free cash flow divided by EBITDA. The free cash flow conversion ratio is a non-GAAP measure and should not be considered a substitute for the ratio of cash flows from operating activities divided by net income determined in accordance with GAAP. The Company considers these non-GAAP measures in evaluating and managing the Company's operations and believes that discussion of results adjusted for these items is meaningful to investors because they provide a useful analysis of ongoing underlying trends. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures, and they may not be comparable to similarly titled measures used by other companies.

The net debt to adjusted EBITDA ratio on a trailing twelve month basis is a non-GAAP performance measure included because the Company believes it is useful to investors in evaluating the Company's leverage. The net debt to adjusted EBITDA ratio is defined as total debt, less cash and cash equivalents, divided by adjusted EBITDA. The net debt to adjusted EBITDA ratio is a non-GAAP measure and should not be considered a substitute for the ratio of total debt to net income determined in accordance with GAAP. The Company's calculation of its net debt to adjusted EBITDA ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures used by other companies.

28

29 Appendix Reconciliation of Non-GAAP Measures (cont.) ADJUSTED NET INCOME Twelve months ended December 31, ($ in thousands, except per share amounts) 2025 2024 2023 Net income $ 188,250 $ 142,867 $ 64,195 Loss on extinguishment of debt 8,859 — — Gain on sale of real estate (19,716) — — Restructuring costs 3,900 — — Executive separation costs 3,193 — — Tax effect of adjustment 900 — — Adjusted net income $ 185,386 $ 142,867 $ 64,195 ADJUSTED NET INCOME PER DILUTED SHARE Net income per common share - diluted $ 7.57 $ 5.60 $ 2.52 Loss on extinguishment of debt 0.36 — — Gain on sale of real estate (0.79) — — Restructuring costs 0.16 — — Executive separation costs 0.13 — — Tax effect of adjustment 0.03 — — Adjusted net income per common share - diluted $ 7.46 $ 5.60 $ 2.52 Weighted average common shares outstanding - diluted 24,855 25,507 25,436 PRE-TAX RETURN ON INVESTED CAPITAL (ROIC) 2025 2024 2023 Operating profit $ 279,922 $ 218,237 $ 123,428 Average invested capital(1) 2,077,296 2,095,542 2,309,577 Pre-tax return on invested capital 13.5% 10.4% 5.3 % Adjusted net income and adjusted net income per diluted common share are non-GAAP performance measures included to illustrate and improve comparability of the Company's results from period to period. Adjusted net income and adjusted net income per diluted common share (or "adjusted diluted EPS") are defined as net income or adjusted net income per diluted common share, as applicable, adjusted for loss on extinguishment of debt, gain on sale of real estate, restructuring costs, executive separation costs and the related tax effects. Pre-tax return on invested capital is defined as operating profit divided by the quarterly average of the sum of current maturities of long-term indebtedness plus long-term indebtedness plus total stockholders' equity less cash and cash equivalents. The Company considers these non- GAAP measures in evaluating and managing the Company's operations and believes that discussion of results adjusted for these items is meaningful to investors because they provide a useful analysis of ongoing underlying trends. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures, and they may not be comparable to similarly titled measures used by other companies. (1) Average invested capital is an average of the sum of the five most recent quarter end balances of current maturities of long-term indebtedness, plus long-term indebtedness, plus total stockholders' equity, less cash and cash equivalents.

Appendix 30